Exhibit 10.14

INTERNAP NETWORK SERVICES CORPORATION
2005 INCENTIVE STOCK PLAN
(As Amended and Restated)

STOCK GRANT CERTIFICATE

1.            Award of Stock. Internap Network Services Corporation (the “Company”) hereby awards to the employee or director (“Participant”) named in the Notice of Grant of Stock Award (“Notice”), a Stock Grant for the total number of shares set forth on the Notice (the “Award”), subject to the terms, definitions and provisions of the Internap Network Services Corporation 2005 Incentive Stock Plan, as amended and restated (the “Plan”), which is incorporated herein by reference, and the terms of this Stock Grant Certificate (the “Certificate”). Unless otherwise defined herein, terms not defined in this Certificate shall have the meanings ascribed to them in the Plan. In the event of a conflict between the terms and conditions of the Plan and those of this Certificate, the terms and conditions of the Plan shall prevail.

2.            Terms of Award.

2.1           Lapsing of Restrictions.

 Subject to the limitations contained herein, the restrictions on the Award shall lapse, and the Award shall vest, as provided in the Notice, provided that vesting shall cease upon the termination of Participant’s status as an Eligible Employee or a Director. The period during which the Stock is subject to restrictions imposed by the Plan and this Certificate shall be known as the “Restricted Period.”

2.2           Number of Shares of Stock.

The number of shares of Stock subject to the Award may be adjusted from time-to-time as provided in Section 13 of the Plan.

2.3           Restrictive Legends. The shares issued under the Award shall be endorsed with appropriate legends determined by the Company.

3.            Registration and Listing; Securities Laws.

3.1           Registration and Listing. The Award is conditional upon (a) the effective registration or exemption of the Plan and the Stock granted thereunder under the Securities Act of 1933 and applicable state or foreign securities laws, and (b) the effective listing of the stock on The Nasdaq Stock Market, or the Company’s then-current exchange of listing.

3.2           Securities Laws.  By accepting the Award, Participant represents and warrants that Participant is acquiring the Stock awarded under the Notice and this Certificate for Participant’s own account and investment and without any intent to resell or distribute the Stock.

4.            Right of Reaquisition. The Company shall have a right to reacquire (“Reacquisition Right”) all or any part of the shares received pursuant to Participant’s Award that have not as yet vested in accordance with the vesting schedule on the Notice (“Unvested Shares”) on the following terms and conditions:

4.1           Termination of Status. The Company shall, simultaneously with termination of Participant’s status as an Eligible Employee or a Director, automatically reacquire for no consideration all of the Unvested Shares, unless the Company agrees to waive its reacquisition right as to some or all of the Unvested Shares. Any such waiver shall be exercised by the Company by written notice to Participant or Participant’s legal representative within ninety (90) days after the termination of Participant’s status as an Eligible Employee or a Director, and the Company may then release to Participant the number of Unvested Shares not being reacquired by the Company. If the Company does not waive its reacquisition right as to all of the Unvested Shares, then upon such termination of Participant’s status as an Eligible Employee or a Director, the Company shall retain, pursuant to the Assignment form attached as Exhibit A (“Assignment”), the number of shares the Company is reacquiring.

4.2           Escrow of Shares. The Company will hold the shares issued under the Award on Participant’s behalf. Participant agrees to execute two (2) Assignment forms (with date and number of shares blank) and deliver the same for use by the Company pursuant to the terms of this section.

4.3           Adjustment of Shares. If, from time-to-time, there is any stock dividend, stock split or other change in the character or amount of any of the outstanding stock of the Company the stock of which is subject to the provisions of the Award, then in such event any and all new, substituted or additional securities to which Participant is entitled by reason of ownership of the shares acquired under the Award will be immediately subject to the Reacquisition Right with the same force and effect as the shares subject to this Reacquisition Right immediately before such event.

4.4           Employment Security Plan. In the event that Participant participates in the Company’s Employment Security Plan and there exists a conflict between this Section 4 and any term or condition of the Employment Security Plan, the terms and conditions of the Employment Security Plan shall prevail.

5.            Stockholder Rights. During the Restricted Period, Participant shall have all voting, dividend, liquidation and other rights with respect to the Stock held of record by Participant as if Participant held unrestricted common stock; provided, however, that the Unvested Shares shall be subject to any restrictions on transferability or risks of forfeiture imposed pursuant to the Plan, the Notice or this Certificate. Any noncash dividends or distributions paid with respect to Unvested Shares shall be subject to the same restrictions as those relating to the Stock awarded under this Certificate. After the restrictions applicable to the Stock lapse, Participant shall have all stockholder rights, including the right to transfer the shares, subject to such conditions as the Company may reasonably specify to ensure compliance with federal and state securities laws.

6.            Employment by the Company.

 The Award is not an employment or service contract, and nothing in the Award shall be deemed to create in any way whatsoever any obligation on Participant’s part to continue in the employ of the Company, or on the part of the Company to continue Participant’s employment. In addition, nothing in the Award shall obligate the Company, its stockholders, board of directors, officers or employees to continue any relationship that Participant might have as a director of the Company.

7.            Withholding. The Company shall be entitled to (a) withhold and deduct from Participant’s future wages (or from other amounts that may be due and owing to Participant from the Company), or make other arrangement for the collection of, all legally required amounts necessary to satisfy any and all federal, state and local withholding and employment-related tax requirements attributable to the Stock awarded under this Certificate, including, without limitation, the award or vesting of, or payments of dividends with respect to, the Stock; or (b) require Participant promptly to remit the amount of such withholding to the Company before taking any action with respect to the Stock. Unless the Company’s Compensation Committee provides otherwise, withholding may be satisfied by withholding common stock to be received or by delivery to the Company of previously-owned common stock of the Company. Unless the tax withholding obligations of the Company are satisfied, the Company shall have no obligation to issue a certificate for such shares or release such shares from any escrow provided for herein.

8.            Transferability. Until the restrictions lapse as set forth herein, the Plan provides that the Stock granted under this Certificate is generally not transferable by Participant except by will or according to the laws of descent and distribution, and further provides that all rights with respect to the Stock are exercisable during Participant’s lifetime only by Participant.

9.            Interpretation.  Any dispute regarding the interpretation of this Certificate shall be submitted by Participant or the Company to the Compensation Committee for review. The resolution of such a dispute by the Compensation Committee shall be final and binding on the Company and Participant.

10.           Governing Law.  This Certificate shall be governed by and construed according to the laws of the State of Delaware without regard to its principles of conflict of laws.

11.           Entire Agreement.  The Plan and Notice are hereby incorporated by reference and made a part hereof. This Certificate, the Plan and the Notice constitute the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof.

12.           Successors and Assigns. The Company may assign any of its rights under this Certificate. This Certificate shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Certificate shall be binding upon Participant and Participant’s heirs, executors, administrators, legal representatives, successors and assigns.

13.           Amendments.  This Certificate may be amended or modified at any time only by an instrument in writing signed by each of the parties hereto.

14.           Acceptance. By executing the Notice, Participant acknowledges receipt of a copy of the Plan, the Notice and this Certificate and that Participant has read and understands the terms and provisions hereof and thereof, and accepts the Award subject to all the terms and conditions of the Plan, the Notice and this Certificate. Participant acknowledges that there may be adverse tax consequences upon acceptance of the Award and that Participant should consult a tax adviser prior to such exercise or disposition.

EXHIBIT A

ASSIGNMENT

FOR VALUE RECEIVED and pursuant to that certain Notice of Grant of Stock Award and Stock Grant Certificate (jointly referred to herein as the “Award”), the undersigned hereby sells, assigns and transfers unto Internap Network Services Corporation, a Delaware corporation (“Assignee”), _______________ (_________) shares of the common stock of Assignee, standing in the undersigned’s name on the books of said corporation, and herewith and do hereby irrevocably constitute and appoint _______________________________ as attorney-in-fact to transfer the said stock on the books of the within named Company with full power of substitution in the premises.  This Assignment may be used only in accordance with and subject to the terms and conditions of the Award, in connection with the reacquisition of shares of Common Stock of Assignee issued to the undersigned pursuant to the Award, and only to the extent that such shares remain subject to the Assignee’s reacquisition right under the Award.

Dated:

Signature:
[Participant’s Name], Recipient

[INSTRUCTION:  Please execute this form in duplicate but do not fill in any blanks other than the signature line.  The purpose of this Assignment is to enable Internap Network Services Corporation to exercise its Reacquisition Right set forth in the Award without requiring additional signatures on your part.]